Exhibit 99.1
Keros Therapeutics to Present at the 64th American Society of Hematology Annual Meeting and Exposition, Including Presenting Data from its Phase 2 Clinical Trials Evaluating KER-050 and KER-047

November 3, 2022 at 9:00 AM ET

LEXINGTON, Mass., Nov. 03, 2022 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological, pulmonary and cardiovascular disorders with high unmet medical need, today announced that five abstracts will be presented from the KER-050 and KER-047 hematology programs at the 64th American Society of Hematology (“ASH”) Annual Meeting and Exposition, to be held in person and virtually from December 10 through 13, 2022. Keros will be presenting additional and initial preliminary results, respectively, from its two Phase 2 clinical trials of KER-050, one in patients with very low-, low-, or intermediate-risk myelodysplastic syndromes (“MDS”) and one in patients with myelofibrosis. In addition, Keros will be presenting preliminary results from its Phase 2 clinical trial of KER-047 in patients with iron-refractory iron deficiency anemia.

“We are excited to have multiple abstracts accepted for presentation at ASH, which provides us with the opportunity to share updates from our preclinical and Phase 2 clinical programs, including biomarker data from our ongoing Phase 2 clinical trial of KER-050 in patients with MDS,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer of Keros. “We remain on track to release additional efficacy data from our KER-050 Phase 2 MDS trial by mid-December 2022.”

The following abstracts were posted to the ASH website on November 3, 2022, 9:00 a.m. Eastern time.

Clinical Presentations

“Preliminary Results of a Phase-2 Clinical Trial of the ALK-2 Inhibitor KER-047 for Treatment of Iron-Refractory Iron Deficiency Anemia”

•Publication Number: 1028
•Session Name: 102. Iron Homeostasis and Biology: Poster I
•Date: Saturday, December 10, 2022
•Presentation Time: 5:30 p.m. – 7:30 p.m. Central time

“Effects of KER-050 on Iron Metabolism: Exploratory Analyses from an Ongoing Phase 2 Study in Patients with Myelodysplastic Syndromes”

•Publication Number: 3656
•Session Name: 102. Iron Homeostasis and Biology: Poster III
•Date: Monday, December 12, 2022
•Presentation Time: 6:00 p.m. - 8:00 p.m. Central time

“Modulation of TGF-β Superfamily Signaling to Treat Myelofibrosis and Mitigate JAK Inhibitor Toxicity: A Report on the Phase 2 Study of KER-050 in Participants with Myelofibrosis”

•Publication Number: 4361
•Session Name: 634. Myeloproliferative Syndromes: Clinical and Epidemiological: Poster III
•Date: Monday, December 12, 2022
•Presentation Time: 6:00 p.m. - 8:00 p.m. Central time

Preclinical Presentations

“ALK2 Inhibition and a Modified Activin Receptor Type IIA Ligand Trap Cotherapy Maximized Hematologic Improvements in a Mouse Model of Anemia of Inflammation”

•Publication Number: 2338
•Session Name: 102. Iron Homeostasis and Biology: Poster II
•Date: Sunday, December 11, 2022
•Presentation Time: 6:00 p.m. - 8:00 p.m. Central time

“RKER-050, a Novel Activin Receptor Type II Ligand Trap, Rescued Anemia and Reduced Bone Loss in a Mouse Model of Myelodysplastic Syndromes”

•Publication Number: 4387
•Session Name: 636. Myelodysplastic Syndromes - Basic and Translational: Poster III
•Date: Monday, December 12, 2022
•Presentation Time: 6:00 p.m. – 8:00 p.m. Central time

About KER-050

Keros’ lead protein therapeutic product candidate, KER-050, is an engineered ligand trap comprised of a modified ligand-binding domain of the transforming growth factor-beta (“TGF-β”) superfamily receptor known as activin receptor type IIA that is fused to the portion of the human antibody known as the Fc domain. KER-050 is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with MDS and in patients with myelofibrosis.

About KER-047

Keros’ lead small molecule product candidate, KER-047, is designed to selectively and potently inhibit activin receptor-like kinase-2, a TGF-β superfamily receptor. KER-047 is being developed for the treatment of functional iron deficiency which is a consequence of elevated ALK2 signaling.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological, pulmonary and cardiovascular disorders with high unmet medical need. Keros is a leader in understanding the role of the TGF-β family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of a number of tissues, including blood vessels and heart tissue. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with MDS and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of functional iron deficiency. Keros’ third product candidate, KER-012, is being developed for the treatment of pulmonary arterial hypertension and for the treatment of cardiovascular disorders associated with cardiac hypertrophy.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and timing of its clinical trials for KER-050; and Keros’ presentation plans for the upcoming ASH Annual Meeting & Exposition. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its lead product candidates, KER-050, KER-012 and KER-047; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; Keros’ dependence on third parties in connection with manufacturing, clinical trials and pre-clinical studies; and risks relating to the impact on our business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2022, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Deepankar Roy
droy@kerostx.com
213-268-1878